SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      October 1, 1997 (September 18, 1997)

                           IRON MOUNTAIN INCORPORATED
             (Exact name of registrant as specified in its charter)

     Delaware                       0-27584               04-3107342
 (State or other                 (Commission             (IRS Employer
jurisdiction of                  File Number)          Identification No.)
incorporation)


                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
          (Address of principal executive offices, including zip code)




                                 (617) 357-4455
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

On September 18, 1997, Iron Mountain Incorporated (the "Company") announced that it has entered into a definitive agreement to acquire HIMSCORP, Inc., the leading national provider of records management services for hospitals and other organizations in the healthcare industry. The acquisition is structured to be a tax-free reorganization for consideration of approximately $53 million in cash and assumed debt and approximately 1.2 million shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). For more information see the Company's press release, dated September 18, 1997, which is attached herewith as
Exhibit 99.1 and incorporated by reference herein.

On September 29, 1997, the Company announced that it has entered into a definitive agreement to acquire Arcus Group, Inc., believed to be the leading provider of off-site data protection services in the United States. The acquisition is structured as a merger of Arcus Group, Inc., after an internal reorganization of the Arcus-related entities, into the Company for total consideration of approximately $160 million, including approximately $57 million in the form of Common Stock and options, assuming Arcus vested options are exercised prior to the closing. The stock portion of the purchase price will be on a tax-free exchange basis, with the number of shares of the Company's Common Stock to be determined based on its market price, using a "collar" with a floor of $29.00 and a ceiling of $36.00. For more information see the Company's press release, dated September 29, 1997, which is attached herewith as Exhibit 99.2 and incorporated by reference herein.

On September 29, 1997, the Company also announced that in connection with its acquisition program it has recently executed an amendment to its credit agreement, expanding the commitments of participating lenders from $150 million to $250 million. The maturity of the credit facility was extended by one year to September 2002, borrowing rates were reduced, and certain other terms were adjusted as well. For more information see the Company's press release, dated September 29, 1997, which is attached herewith as Exhibit 99.2 and incorporated by reference herein.

On September 29, 1997, the Company also announced that it is seeking in the near future to raise additional debt financing through an institutional private placement of senior subordinated notes. Proceeds from the offering will be used to repay outstanding bank debt and to finance pending and future acquisitions of records management companies, including the Arcus acquisition. The securities being offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For more information see the Company's press release, dated September 29, 1997, which is attached herewith as Exhibit 99.2 and incorporated by reference herein.



Item 7. Financial Statements and Exhibits

(c)  Exhibits

           Exhibit 99.1 Press Release, dated as of September 18, 1997, by the Company

           Exhibit 99.2 Press Release, dated as of September 29, 1997, by the Company

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           IRON MOUNTAIN INCORPORATED
                                 (Registrant)



                           By:  /s/ Jean A. Bua
                                Jean A. Bua
                                Vice President and Corporate Controller


Date: October 1, 1997